                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our report dated January 5, 1996 (except Note 12, as to which the date is October 28, 1996), in the Registration Statement (Form S-1) and related Prospectus of Dominick's Supermarkets, Inc. for the registration of its common stock.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
October 28, 1996